Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report dated June 30, 2023 relating to the consolidated financial statements of SunCar Technology Group Inc. and its subsidiaries, for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form 20-F of SunCar Technology Group Inc. for the year ended December 31, 2022.

/s/ Enrome LLP

Singapore, Singapore

March 28, 2024

Enrome LLP	143 Cecil Street #19-03/04 GB Building Singapore 069542	admin@enrome-group.com www.enrome-group.com